Exhibit 10.8

RECEIVABLES PURCHASE AGREEMENT

dated as of October 30, 2020

by and among

THE VARIOUS ENTITIES LISTED ON SCHEDULE I HERETO,

as Originators,

CONCENTRIX CORPORATION

as Servicer,

and

CONCENTRIX RECEIVABLES, INC.

as Company

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- ii -

SCHEDULES
Schedule I	Jurisdiction of Organization of the Originators
Schedule II	Location of Books and Records of the Originators
Schedule III	Trade Names

EXHIBITS
Exhibit A	Form of Purchase Report
Exhibit B	Form of Subordinated Note
Exhibit C	Form of Joinder Agreement

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This RECEIVABLES PURCHASE AGREEMENT (as amended, restated, supplemented or otherwise modified from time to time, this “Agreement”), dated as of October 30, 2020, is entered into by and among the VARIOUS ENTITIES LISTED ON SCHEDULE I HERETO (the “Originators”, and individually, each an “Originator”), CONCENTRIX CORPORATION (“Concentrix”), as the initial Servicer and as the Contributing Originator (as defined below), and CONCENTRIX RECEIVABLES, INC., a Delaware corporation (the “Company”).

BACKGROUND:

1.    The Company is a special purpose corporation, all of the issued and outstanding equity interests of which are owned by Concentrix;

2.    The Originators (other than Concentrix) generate Receivables in the ordinary course of their business;

3.    The Originators wish to sell and/or, in the case of Concentrix in its capacity as an Originator (Concentrix, in such capacity, the “Contributing Originator”), contribute Receivables to the Company, and the Company is willing to purchase and/or accept Receivables from the Originators, on the terms and subject to the conditions set forth herein; and

4.    The Originators and the Company intend this transaction to be a true sale and/or, in the case of the Contributing Originator, an absolute contribution and conveyance of Receivables by the Originators to the Company, providing the Company with the full benefits of ownership of the Receivables, and the Originators and the Company do not intend the transactions hereunder to be a loan from the Company to the Originators.

5.    The Company intends to grant a security interest in the Receivables and their Related Rights to the Administrative Agent (for the ratable benefit of the Secured Parties according to their Capital as increased or reduced from time to time) pursuant to the Receivables Financing Agreement.

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein and for other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

DEFINITIONS

Unless otherwise indicated herein, capitalized terms used and not otherwise defined in this Agreement are defined in Section 1.01 of the Receivables Financing Agreement, dated as of the date hereof (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Receivables Financing Agreement”), among the Company, as borrower, Concentrix, as the initial Servicer (in such capacity, the “Servicer”), the Persons from time to time party thereto as Lenders and as Group Agents, and PNC Bank, National Association, as Administrative Agent, and PNC Capital Markets LLC, as Structuring Agent. The usage of terms and provisions set forth in Section 1.02 of the Receivables Financing Agreement shall apply hereto as though set forth herein in their entirety. All references herein to months are to calendar months unless otherwise expressly indicated.

ARTICLE I

AGREEMENT TO PURCHASE AND SELL

SECTION 1.1     Agreement To Purchase and Sell. On the terms and subject to the conditions set forth in this Agreement, each Originator agrees to sell, or in the case of the Contributing Originator, contribute to the Company, and the Company agrees to purchase, or in the case of the Contributing Originator and contributed Receivables, accept from such Originator, from time to time on or after the Initial Funding Date, but before the Purchase and Sale Termination Date (as defined in Section 1.4), all of such Originator’s right, title and interest in and to:

(a)    each Receivable of such Originator that existed and was owing to such Originator at the closing of such Originator’s business on the Cut-Off Date, as defined below;

(b)    each Receivable generated by such Originator after the Cut-Off Date to, but excluding, the Purchase and Sale Termination Date;

(c)    all of such Originator’s interest in any goods (including returned goods), and documentation of title evidencing the shipment or storage of any goods (including returned goods), the sale of which gave rise to such Receivable;

(d)    all instruments and chattel paper that may evidence such Receivable;

(e)    all other security interests or liens and property subject thereto from time to time purporting to secure payment of such Receivable, whether pursuant to the Contract related to such Receivable or otherwise, together with all UCC financing statements or similar filings relating thereto;

(f)    all of each Originator’s rights, interests and claims under the related Contracts and all supporting obligations, guaranties, indemnities, letters of credit (including any letter of credit rights), insurance and other agreements (including the related Contract) or arrangements of whatever character from time to time supporting or securing payment of such Receivable or otherwise relating to such Receivable, whether pursuant to the Contract related to such Receivable or otherwise;

(g)    all books and records of each Originator to the extent related to any of the foregoing, and all rights, remedies, powers, privileges, title and interest (but not obligations) in and to each Lock-Box and all Collection Accounts, into which any Collections or other proceeds with respect to such Receivables may be deposited, and any related investment property acquired with any such Collections or other proceeds (as such term is defined in the applicable UCC); and

(i)    all Collections and other proceeds (as defined in the UCC) of any of the foregoing.

All purchases and contributions hereunder shall be made without recourse, but shall be made pursuant to, and in reliance upon, the representations, warranties and covenants of such Originator set forth in this Agreement and each other Transaction Document. No obligation or liability to any Obligor on any Receivable is intended to be assumed by the Company hereunder, and any such assumption is expressly disclaimed. The property and the proceeds and rights described in clauses (c) through (i) are referred to herein, collectively, as the “Related Rights”, and the Company’s foregoing commitment to purchase or accept Receivables and Related Rights is herein called the “Purchase Facility.”

As used herein, “Cut-Off Date” means (a) with respect to each Originator party hereto on the date hereof, the date mutually agreed in writing among each Originator, the Company and the Administrative Agent in connection with the Initial Funding Date, and (b) with respect to any Originator that first becomes a party hereto after the date hereof, the Business Day immediately prior to the date on which such Originator becomes a party hereto or such other date as the Company and such Originator agree to in writing.

SECTION 1.2     Timing of Purchases.

(a)    Initial Funding Date Purchases. Each Originator’s entire right, title and interest in (i) each Receivable that existed and was owing to such Originator at the Cut-Off Date, (ii) all Receivables created by such Originator after the Cut-Off Date, to and including, the Initial Funding Date, and (iii) all Related Rights with respect thereto automatically shall be deemed to have been sold or contributed, as applicable, by such Originator to the Company on the Initial Funding Date; provided that the sale, contribution or other conveyance of the Receivables and Related Rights hereunder on the Initial Funding Date shall be deemed to have occurred on the opening of the business on the date on which the first Advance is made under the Receivables Financing Agreement.

(b)    Subsequent Purchases. After the Initial Funding Date, until the Purchase and Sale Termination Date, each Receivable and the Related Rights generated by each Originator shall be deemed to have been sold or contributed, as applicable, by such Originator to the Company immediately (and without further action) upon the creation of such Receivable (or, in in the case of contributed Receivables, immediately upon the transfer of such Receivable by the applicable Originator to the Contributing Originator).

SECTION 1.3     Consideration for Purchases. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to make Purchase Price payments to the Originators and to reflect all capital contributions in accordance with Article III.

SECTION 1.4     Purchase and Sale Termination Date. The “Purchase and Sale Termination Date” shall be the earlier to occur of (a) the date the Purchase Facility is terminated pursuant to Section 8.2; (b) the Early Amortization Date and (c) the Final Payout Date.

SECTION 1.5     Intention of the Parties. It is the express intent of each Originator and the Company that each conveyance by such Originator to the Company pursuant to this Agreement of any Receivables and Related Rights, including, without limitation, all Receivables, if any, constituting “general intangibles” (as defined in the UCC), and all Related Rights be construed as a valid and perfected sale (or contribution) and absolute assignment (without recourse except as provided herein) of such Receivables and Related Rights by such Originator to the Company (rather than the grant of a security interest to secure a debt or other obligation of such Originator) and that the right, title and interest in and to such Receivables and Related Rights conveyed to the Company be prior to the rights of and enforceable against all other Persons at any time, including, without limitation, lien creditors, secured lenders, purchasers and any Person claiming through such Originator. However, if, contrary to the mutual intent of the parties, any conveyance of Receivables, including without limitation any Receivables constituting general intangibles as defined in the UCC, and all Related Rights is not construed to be both a valid and perfected sale (or contribution) and absolute assignment of such Receivables and Related Rights, and a conveyance of such Receivables and Related Rights that is prior to the rights of and enforceable against all other Persons at any time, including without limitation lien creditors, secured lenders, purchasers and any Person claiming through such Originator, then, it is the intent of such Originator and the Company that, (i) this Agreement also shall be deemed to be, and hereby is, a security agreement within the meaning of the UCC; and (ii) such Originator shall be deemed to have granted to the Company as of the date of this Agreement, and such Originator hereby grants to the Company, a security interest in, to and under, all of such Originator’s right, title and interest in and to the Receivables and the Related Rights transferred or purported to be transferred hereunder, whether now existing or hereafter created by such Originator, which security interest shall secure the obligations of such Originator under this Agreement.

ARTICLE II

PURCHASE REPORT; CALCULATION OF PURCHASE PRICE

SECTION 2.1     Purchase Report. On the Initial Funding Date and on each date when an Information Package or Interim Report is due to be delivered under the Receivables Financing Agreement (each such date, a “Purchase Report Date”), the Servicer shall deliver to the Company and each Originator a report in substantially the form of Exhibit A (each such report being herein called a “Purchase Report”) setting forth, among other things:

(a)    the Purchase Price of all Receivables purchased by the Company from each Originator, or contributed to the capital of the Company by the Contributing Originator, as of the Cut-Off Date (in the case of the Purchase Report to be delivered on the Initial Funding Date);

(b)    the Purchase Price of all Receivables purchased by the Company from each Originator, or contributed to the capital of the Company by the Contributing Originator, during the calendar month, week or day, as applicable, immediately preceding such Purchase Report Date (in the case of each subsequent Purchase Report); and

(c)    the calculations of reductions of the Purchase Price for any Receivables as provided in Sections 3.3(a) and (b).

SECTION 2.2     Calculation of Purchase Price. The “Purchase Price” to be paid to each Originator on any Payment Date in accordance with the terms of Article III for the Receivables that are purchased hereunder from such Originator shall be (i) determined in accordance with the following formula and (ii) subject to the reductions as provided in Sections 3.3(a) and (b):

PP	=	OB x FMVD

where:

PP	=	The Purchase Price for each Receivable as calculated on the relevant Payment Date (or, for the Initial Funding Date, on the Cut-Off Date).

OB	=	The Outstanding Balance of such Receivable on the relevant Payment Date (or, for the Initial Funding Date, on the Cut-Off Date).

FMVD	=	Fair Market Value Discount, as measured on such Payment Date, which is equal to a percentage calculated to provide the Company with a reasonable return on its investment in the Receivables after taking account of (i) the time value of money based upon the anticipated dates of collection of the Receivables and the cost to the Company of financing its investment in the Receivables during such period and (ii) the risk of nonpayment by the Obligors. The Originators and the Company may agree from time to time to change the Fair Market Value Discount based on changes in one or more of the items affecting the calculation thereof; provided that any change to the Fair Market Value Discount shall take effect as of the first day of a calendar month, shall apply only prospectively and shall not affect the Purchase Price payment in respect of Receivables which came into existence during any calendar month ending prior to the calendar month during which the Originators and the Company agree to make such change.

“Payment Date” means (i) the Initial Funding Date and (ii) each Business Day thereafter that the Originators are open for business.

ARTICLE III

PAYMENT OF PURCHASE PRICE

SECTION 3.1     Initial Purchase Price Payment. On the terms and subject to the conditions set forth in this Agreement, the Company agrees to pay to each Originator the Purchase Price for the purchase to be made from such Originator on the Initial Funding Date (i) to the extent the Company has cash available thereof, partially in cash (in an amount to be agreed between the Company and such Originator and set forth in the initial Purchase Report), (ii) the remainder by issuing a promissory note in the form of Exhibit B to such Originator (each such promissory note, as it may be amended, supplemented, endorsed or otherwise modified from time to time, together with all promissory notes issued from time to time in substitution therefor or renewal thereof in accordance with the Transaction Documents, each being herein called a “Subordinated Note”) with an initial principal amount equal to the remaining Purchase Price payable to such Originator not paid in cash or contributed to the Company’s capital, and (iii) in the case of the Contributing Originator, at the Contributing Originator’s election, by accepting a contribution to its capital.

SECTION 3.2     Subsequent Purchase Price Payments. On each Payment Date subsequent to the Initial Funding Date, on the terms and subject to the conditions set forth in this Agreement, the Company shall pay to each Originator the Purchase Price for the Receivables and the Related Rights generated by such Originator on such Payment Date:

(a)    FIRST, in cash to the extent the Company has cash available therefor and such payment is not prohibited under the Receivables Financing Agreement;

(b)    SECOND, to the extent any portion of the Purchase Price remains unpaid, (i) the principal amount outstanding under the applicable Subordinated Note shall , subject to subclause (ii) below, be automatically increased by an amount equal to such remaining Purchase Price in an amount not to exceed the lesser of (A) the remaining unpaid portion of such Purchase Price and (B) the maximum aggregate amount of borrowings that could be borrowed under the Subordinated Notes without rendering the Borrower’s Net Worth less than the Required Capital Amount; and (ii) to the extent any portion of the Purchase Price remains unpaid after the allocations in clause (a) above, at the Contributing Originator’s election (in its sole discretion) by accepting a contribution to its capital in an amount equal to the remaining unpaid balance of such Purchase Price.

All amounts paid by the Company to any Originator shall be allocated first to the payment of any Purchase Price then due and unpaid, second to the payment of accrued and unpaid interest on the Subordinated Note of such Originator; third to the repayment of the principal outstanding on the Subordinated Note of such Originator to the extent of such outstanding principal thereof as of the date of such payment before such amounts may be allocated for any other purpose and fourth, as a distribution on capital. The Servicer shall make all appropriate record keeping entries with respect to each of the Subordinated Notes to reflect the foregoing payments and reductions made pursuant to Section 3.3, and the Servicer’s books and records shall constitute rebuttable presumptive evidence of the principal amount of, and accrued interest on, each of the Subordinated Notes at any time. Each Originator hereby irrevocably authorizes the Servicer to mark the Subordinated Notes “CANCELLED” and to return the Subordinated Notes to the Company upon the final payment thereof after the occurrence of the Purchase and Sale Termination Date.

If, on any Business Day, (i) the Contributing Originator has determined in its discretion that it no longer wishes to contribute Receivables to the Company or (ii) the Company is unable to pay the Purchase Price for Receivables and Related Rights pursuant to this Section 3.2, then the Contributing Originator or the Originators (as applicable) shall on such Business Day provide written notice thereof to the Administrative Agent and the Lenders.

SECTION 3.3     Settlement as to Specific Receivables and Dilution.

(a)    If, (i) on the day of purchase or contribution of any Receivable from an Originator hereunder, any of the representations or warranties set forth in Sections 5.8, 5.11, 5.13, 5.14, 5.20, 5.22, 5.23 and 5.24 are not true with respect to such Receivable or (ii) as a result of any action or inaction (other than solely as a result of the failure to collect such Receivable due to a discharge in bankruptcy or similar insolvency proceeding or other credit related reasons with respect to the relevant Obligor) of an Originator, on any subsequent day, any of such representations or warranties set forth in Sections 5.8, 5.11, 5.13, 5.14, 5.20, 5.22, 5.23 and 5.24 is no longer true with respect to such Receivable, then the Purchase Price with respect to such Receivable shall be reduced by an amount equal to the Outstanding Balance of such Receivable and shall be accounted to such Originator as provided in clause (c) below; provided, that if the Company thereafter receives payment on account of Collections due with respect to such Receivable, the Company promptly shall deliver such funds to such Originator.

(b)    If, on any day, the Outstanding Balance of any Receivable purchased or contributed hereunder is reduced or adjusted as a result of any defective, rejected, returned, repossessed or foreclosed goods or services, or any revision, cancellation, allowance, rebate, credit memo, discount or other adjustment made by the Company, any Originator, the Servicer, or any Affiliate of the Servicer or any setoff, counterclaim or dispute between or among the Company or any Affiliate of the Company, an Originator or any Affiliate of an Originator, or the Servicer or any Affiliate of the Servicer, and an Obligor, then the Purchase Price with respect to such Receivable shall be reduced by the amount of such net reduction or adjustment and shall be accounted to such Originator as provided in clause (c) below.

(c)    Subject to clause (d) below, any reduction in the Purchase Price of any Receivable pursuant to clause (a) or (b) above shall be applied as a credit for the account of the Company against the Purchase Price of Receivables subsequently purchased by the Company from such Originator hereunder; provided, however if as of any Settlement Date there have been insufficiently large purchases of Receivables from any Originator to create a Purchase Price sufficient to so apply such aggregate credits against, then on such Settlement Date the aggregate amount of such excess credits:

(i)    to the extent of any outstanding principal amount under the Subordinated Note payable to such Originator, shall be deemed to be a payment under, and shall be deducted from the principal amount outstanding under, the Subordinated Note payable to such Originator; and

(ii)    after making any deduction pursuant to clause (i) above, shall be paid in cash to the Company by such Originator.

(d)     At any time (i) at and following the request of the Company (either with respect to any specific payment or all such payments), (ii) when an Event of Default or an Unmatured Event of Default exists under the Receivables Financing Agreement, (iii) when the Aggregate Capital exceeds the Borrowing Base at such time under the Receivables Financing Agreement or (iv) on or after the Purchase and Sale Termination Date or the Termination Date, the amount of any such credit shall be paid by such Originator to the Company by deposit in immediately available funds into a Collection Account for application by the Servicer to the same extent as if Collections of the applicable Receivable in such amount had actually been received on such date.

SECTION 3.4     Reconveyance of Receivables. In the event that an Originator has paid to the Company the full Outstanding Balance of any Receivable pursuant to Section 3.3, the Company shall reconvey such Receivable to such Originator, without representation or warranty, but free and clear of all liens, security interests, charges, and encumbrances created by the Company.

ARTICLE IV

CONDITIONS OF PURCHASES; ADDITIONAL ORIGINATORS

SECTION 4.1     Conditions Precedent to the Closing Date. The Closing Date hereunder is subject to the condition precedent that the Company and the Administrative Agent (as the Company’s assignee) shall have received, on or before the Closing Date, the following, each (unless otherwise indicated) dated the Closing Date, and each in form and substance reasonably satisfactory to the Company and the Administrative Agent (as the Company’s assignee):

(a)    A copy of the resolutions or written consent of the board of directors or managers or other equivalent governing body of each Originator approving the Transaction Documents to be executed and delivered by it and the transactions contemplated thereby, certified by the Secretary or Assistant Secretary (or equivalent) of such Originator;

(b)    Good standing certificates, or an equivalent certificate, for each Originator issued as of a recent date reasonably acceptable to the Company and the Administrative Agent (as the Company’s assignee) by the Secretary of State, or other equivalent authority, of the jurisdiction of such Originator’s organization;

(c)    A certificate of the Secretary or Assistant Secretary (or equivalent) of each Originator certifying the names and true signatures of the officers authorized on such Person’s behalf to sign the Transaction Documents to be executed and delivered by it (on which certificate the Servicer, the Company and the Administrative Agent (as the Company’s assignee) may conclusively rely until such time as the Servicer, the Company and the Administrative Agent (as the Company’s assignee) shall receive from such Person a revised certificate meeting the requirements of this clause (c));

(d)    The certificate or articles of incorporation, certificate of formation or other organizational document of each Originator (including all amendments and modifications thereto) duly certified by the Secretary of State, or other equivalent authority, of the jurisdiction of such Originator’s organization as of a recent date, together with a copy of the by-laws, limited liability company agreement, or equivalent governing document of such Originator (including all amendments and modifications thereto), each duly certified by the Secretary or an Assistant Secretary (or equivalent) of such Originator;

(e)    The forms of financing statements (Form UCC-1) that name each Originator as the debtor/seller and the Company as the buyer/assignor (and the Administrative Agent, for the benefit of the Secured Parties, as secured party/assignee) of the Receivables sold or contributed by such Originator as may be necessary or, in the Company’s or the Administrative Agent’s reasonable opinion, desirable under the UCC of all appropriate jurisdictions to perfect the Company’s ownership interest in all Receivables and Related Rights (including, without limitation, Related Security) in which an ownership or security interest has been assigned to the Company hereunder;

(f)    Written lien search results listing all effective financing statements that name the Originators as debtors or sellers and that are filed in each Originator’s jurisdiction of organization, together with copies of such financing statements (none of which, except for those described in the foregoing clause (e) (and/or released or terminated, as the case may be, on or prior to the Initial Funding Date), shall cover any Receivable or any Related Rights which are to be sold or contributed to the Company hereunder), and tax and judgment lien search results showing no evidence of such liens filed against any Originator;

(g)    Favorable opinions of counsel to the Originators, in form and substance reasonably satisfactory to the Company, the Administrative Agent (as the Company’s assignee), and each Group Agent;

(h)    A Subordinated Note in favor of each Originator, duly executed by the Company; and

(i)    Evidence of (i) the execution and delivery by each Originator and the Company of each of the other Transaction Documents to be executed and delivered in connection herewith; and (ii) that each of the conditions precedent to the execution, delivery and effectiveness of such other Transaction Documents has been satisfied to the Company’s and the Administrative Agent’s (as the Company’s assignee) satisfaction.

SECTION 4.2     Certification as to Representations and Warranties. Each Originator, by accepting the Purchase Price related to each purchase of Receivables generated by such

Originator, shall be deemed to have certified that the representations and warranties of such Originator contained in Article V, as from time to time amended in accordance with the terms hereof, are true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation or warranty shall be true and correct as made) on and as of such day, with the same effect as though made on and as of such day (except for representations and warranties which apply to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (unless such representation or warranty contains a materiality qualification and, in such case, such representation or warranty shall be true and correct as made) as of such earlier date).

SECTION 4.3     Additional Originators. (a) Additional Persons may be added as Originators hereunder, with the prior written consent of the Company, the Administrative Agent and each Group Agent (which consents may be granted or withheld in their sole discretion); provided that the following conditions are satisfied or waived in writing by the Administrative Agent and each Group Agent on or before the date of such addition:

(i)    the Servicer shall have given the Company, the Administrative Agent and each Group Agent at least thirty (30) days’ prior written notice of such proposed addition and the identity of the proposed additional Originator and shall have provided such other information with respect to such proposed additional Originator as the Company, the Administrative Agent or any Group Agent may reasonably request;

(ii)    such proposed additional Originator shall have executed and delivered to the Company, the Administrative Agent, each Group Agent and the Servicer an agreement substantially in the form attached hereto as Exhibit C (a “Joinder Agreement”);

(iii)    the Performance Guarantor shall have delivered a reaffirmation, acknowledgment and consent with respect to the Joinder Agreement of such proposed additional Originator;

(iv)    such proposed additional Originator shall have delivered to the Company and the Administrative Agent (as the Company’s assignee) each of the documents with respect to such Originator described in Section 4.1, in each case in form and substance reasonably satisfactory to the Company and the Administrative Agent (as the Company’s assignee);

(v)    no Purchase and Sale Termination Event shall have occurred and be continuing; and

(vi)    no Event of Default shall have occurred and be continuing.

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE ORIGINATORS

In order to induce the Company to enter into this Agreement and to make purchases hereunder, each Originator hereby makes with respect to itself the representations and warranties set forth in this Article V.

SECTION 5.1     Existence and Power. Each Originator is a corporation, limited liability company or limited partnership, as applicable. Each Originator is (i) duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization or formation, (ii) and has full power and authority under its organizational documents and under the laws of the jurisdiction of its organization or formation to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted and (iii) is duly qualified to do business, is in good standing as a foreign entity, and has obtained all necessary licenses and approvals in all jurisdictions in which the conduct of its business requires such qualification, licenses or approvals, except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.2     Power and Authority; Due Authorization. Each Originator (i) has all necessary power and authority to (A) execute and deliver this Agreement and the other Transaction Documents to which it is a party, (B) perform its obligations under this Agreement and the other Transaction Documents to which it is a party and (C) sell, contribute or grant a security interest in the Receivables and the Related Rights to the Company on the terms and subject to the conditions herein provided, and (ii) has duly authorized by all necessary action such sale, contribution or grant and the execution, delivery and performance of, and the consummation of the transactions provided for in, this Agreement and the other Transaction Documents to which it is a party.

SECTION 5.3     Binding Obligations. This Agreement and each of the other Transaction Documents to which each Originator is a party constitutes the legal, valid and binding obligations of each such Originator, enforceable against each such Originator in accordance with their respective terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

SECTION 5.4     No Violation. The execution, delivery and performance of, and the consummation of the transactions contemplated by, this Agreement and the other Transaction Documents to which each Originator is a party, and the fulfillment of the terms hereof and thereof, will not (i) conflict with, result in any breach of any of the terms or provisions of, or constitute (with or without notice or lapse of time or both) a default under its organizational documents or any indenture, sale agreement, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other material agreement or instrument to which such Originator is a party or by which it or any of its properties is bound, (ii) result in the creation or imposition of any Adverse Claim other than Permitted Encumbrances upon any of its properties pursuant to the terms of any such indenture, credit agreement, loan agreement, security agreement, mortgage, deed of trust, or other agreement or instrument other than this Agreement and the other Transaction Documents or (iii) conflict with or violate any Applicable Law, except in each case to the extent that any such conflict, breach, default, Adverse Claim or violation could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.5     Litigation and Other Proceedings. (i) There is no action, suit, proceeding or investigation pending, or to such Originator’s knowledge threatened in writing, against such Originator before any Governmental Authority and (ii) such Originator is not subject to any order, judgment, decree, injunction, stipulation or consent order of or with any Governmental Authority that, in the case of either of the foregoing clauses (i) and (ii), (A) asserts the invalidity of this Agreement or any other Transaction Document, (B) seeks to prevent the grant of a security interest in any Receivables or Related Rights transferred by such Originator to the Company, the ownership or acquisition by the Company of any Receivables or Related Rights or the consummation of any of the transactions contemplated by this Agreement or any other Transaction Document, (C) is reasonably likely to be adversely determined and, if adversely determined, could reasonably be expected to materially and adversely affect the performance by each Originator of its obligations under, or the validity or enforceability of, this Agreement or any other Transaction Document or (D) individually or in the aggregate for all such actions, suits, proceedings and investigations could reasonably be expected to have a Material Adverse Effect.

SECTION 5.6     Governmental Approvals. Except where the failure to obtain or make such authorization, consent, order, approval or action could not reasonably be expected to have a Material Adverse Effect, all authorizations, consents, orders and approvals of, or other actions by, any Governmental Authority that are required to be obtained by each Originator in connection with the sale, contribution or grant of a security interest in the Receivables or Related Rights to the Company hereunder or the due execution, delivery and performance by each Originator of this Agreement or any other Transaction Document to which it is a party and the consummation by each Originator of the transactions contemplated by this Agreement and the other Transaction Documents to which it is a party have been obtained or made and are in full force and effect.

SECTION 5.7     Margin Regulations. No Originator is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meanings of Regulations T, U and X of the Board of Governors of the Federal Reserve System).

SECTION 5.8     Valid Sale. Each sale of Receivables and the Related Rights made by each Originator pursuant to this Agreement shall constitute a valid sale, transfer and assignment of Receivables and Related Rights to the Company, enforceable against creditors of, and purchasers from, each such Originator, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

SECTION 5.9     Names and Location. Except as described in Schedule III, each Originator has not used any company or corporate names, trade names or assumed names since the date occurring five calendar years prior to the Closing Date other than its name set forth on the signature pages hereto. Each Originator is “located” (as such term is defined in the applicable UCC) in the jurisdiction specified in Schedule I and since the date occurring five calendar years prior to the Closing Date, has not been “located” (as such term is defined in the applicable UCC) in any other jurisdiction (except as specified in Schedule I). The office(s) where each Originator keeps its records concerning the Receivables is at the address(es) set forth on Schedule II.

SECTION 5.10     No Material Adverse Effect. Since November 30, 2019, there has been no Material Adverse Effect with respect to such Originator.

SECTION 5.11     Accuracy of Information. All certificates, reports, financial statements, documents and other information furnished to the Company, the Administrative Agent or any other Credit Party in writing by or on behalf of each Originator pursuant to any provision of this Agreement or any other Transaction Document, or in connection with or pursuant to any amendment or modification of, or waiver under, this Agreement or any other Transaction Document, is, at the time the same are so furnished, complete and correct in all material respects on the date the same are furnished to the Company, the Administrative Agent or such other Credit Party, and does not contain any untrue statement of a material fact or omit to state a material fact or any fact necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading; provided, that, with respect to projected business plans, forecasts and other projected financial information, the Originator represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Originator’s reasonable estimate of its plans, forecasts or projections, as applicable, based on the information available at the time (it being acknowledged that actual results may vary, and such variations may be material).

SECTION 5.12     Compliance with Law. Each Originator has complied in all respects with all Applicable Laws to which it may be subject, except in such instances in which the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

SECTION 5.13     Eligible Receivables. Each Receivable sold, contributed, transferred or assigned hereunder is an Eligible Receivable on the date of such sale, contribution, transfer or assignment, unless otherwise specified in the first Information Package or Interim Report that includes such Receivable.

SECTION 5.14     Credit and Collection Policy. Each Originator has complied in all material respects with the Credit and Collection Policy with regard to each Receivable sold or contributed by it hereunder and the related Contracts.

SECTION 5.15     Investment Company Act. No Originator is an “investment company,” or a company “controlled” by an “investment company,” within the meaning of the Investment Company Act.

SECTION 5.16     Anti-Money Laundering/International Trade Law Compliance. No Originator is a Sanctioned Person. To the actual knowledge of each Originator, no Obligor was a Sanctioned Person at the time of origination of any Receivable owing by such Obligor. No Originator, either in its own right or through any third party, (i) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person; (ii) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person, in each case in violation of any Anti-Terrorism Law. Each Originator, its Subsidiaries and, to each Originator’s knowledge, the Obligors have conducted their business in compliance in all material respects with all applicable Sanctions and in compliance with any other Anti-Terrorism Law and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

SECTION 5.17     Financial Condition.

(a)    The combined balance sheet of the customer experience services business of SYNNEX Corporation (the “CX Business”) as of August 31, 2020 and the related statements of operations and parent equity of the CX Business for the nine months then ended, copies of which have been furnished to the Administrative Agent and the Group Agents, present fairly in all material respects the combined financial position of the CX Business for the period ended on such date, all in accordance with GAAP, subject to normal year-end audit adjustments and the absence of footnotes.

(b)    On the date hereof, and on the date of each purchase hereunder (both before and after giving effect to such purchase), each Originator is, and will be on such date, Solvent and no Insolvency Proceeding with respect to such Originator is, or will be on such date, pending.

SECTION 5.18     Taxes. Each Originator has (i) timely filed or caused to be filed all material tax returns (federal, state and local) required to be filed by it and (ii) paid, or caused to be paid, all taxes, assessments and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, if any, other than (a) taxes, assessments and other governmental charges being contested in good faith by appropriate proceedings, (b) as to which adequate reserves have been provided in accordance with GAAP, or (c) to the extent failure to do so could not reasonably be expected to result in a Material Adverse Effect.

SECTION 5.19     Bulk Sales Act. No transaction contemplated by this Agreement requires compliance by it with any bulk sales act or similar law.

SECTION 5.20     No Fraudulent Conveyance. No sale or contribution or transfer hereunder constitutes a fraudulent transfer or conveyance under any United States federal or applicable state bankruptcy or insolvency laws or is otherwise void or voidable under such laws or similar laws or principles or for any other reason.

SECTION 5.21     Ordinary Course of Business. If notwithstanding the intention of the parties hereto, the transactions are characterized as loans and not sales or contributions, each of the Originators represents and warrants as to itself that each remittance of Collections by or on behalf of such Originator to the Company under this Agreement will have been (i) in payment of a debt incurred by such Originator in the ordinary course of business or financial affairs of such Originator and (ii) made in the ordinary course of business or financial affairs of such Originator.

SECTION 5.22     Good Title Perfection.

(a)    Immediately preceding its sale or contribution of each Receivable hereunder, the applicable Originator was the owner of such Receivable sold or purported to be sold or contributed or purported to be contributed, free and clear of any Adverse Claims, and each such sale hereunder constitutes a valid sale or contribution, transfer and assignment of all of such Originator’s right, title and interest in, to and under the Receivables sold or contributed by it, free and clear of any Adverse Claims.

(b)    On or before the Closing Date and before the generation by such Originator of any new Receivable to be sold, contributed or otherwise conveyed hereunder, all financing statements and other documents, if any, required to be recorded or filed in order to perfect and protect the Company’s ownership interest in Receivables to be sold, contributed or otherwise conveyed hereunder against all creditors of and purchasers from such Originator will have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full.

(c)    Upon the creation (or the transfer to the Contributing Originator with respect to contributed Receivables) of each new Receivable sold, contributed or otherwise conveyed or purported to be conveyed hereunder and on the Initial Funding Date for then existing Receivables, the Company shall have a valid and perfected first priority ownership or security interest in each Receivable sold or contributed to it hereunder, free and clear of any Adverse Claim.

SECTION 5.23     Perfection Representations.

(a)    This Agreement creates a valid and continuing ownership or security interest (as defined in the applicable UCC) in each Originator’s right, title and interest in, to and under the Receivables and Related Rights which (A) ownership or security interest has been perfected and is enforceable against creditors of and purchasers from each Originator and (B) will be free of all Adverse Claims in such Receivables and Related Rights.

(b)    The Receivables constitute “accounts” or “general intangibles” within the meaning of Section 9-102 of the UCC.

(c)    Prior to the sale or contribution of, or grant of security interest in, the Receivables and Related Rights transferred hereunder, each Originator owned and had good and marketable title to such Receivables and Related Rights free and clear of any Adverse Claim of any Person.

(d)    All appropriate financing statements, financing statement amendments and continuation statements have been filed in the proper filing office in the appropriate jurisdictions under Applicable Law in order to perfect (and continue the perfection of) the sale or contribution of and/or grant of a security interest in the Receivables and Related Rights from each Originator to the Company pursuant to this Agreement.

(e)    Other than the ownership or security interest granted to the Company pursuant to this Agreement, no Originator has pledged, assigned, sold, granted a security interest in, or otherwise conveyed any of the Receivables or Related Rights except (in the case of the contributed Receivables) for transfer to the Contributing Originator or as otherwise permitted by this Agreement and the other Transaction Documents. Each such Originator has not authorized the filing of and is not aware of any financing statements filed against such Originator that include a description of collateral covering the Receivables or Related Rights other than any financing statement (i) in favor of the Administrative Agent, (ii) that has been terminated or (iii) which, in respect of any Receivables or Related Rights covered under such financing statement or other lien filing, such Receivables or Related Rights has been or will be, upon the sale or contribution of such Receivables or Related Rights pursuant to the Transaction Documents, released under the governing documents establishing the lien or security interest described by such financing statement or other lien filing. No Originator is aware of any judgment lien, ERISA lien or tax lien filings against such Originator.

(f)    Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section 5.23 shall be continuing and remain in full force and effect until the Final Payout Date.

SECTION 5.24     Enforceability of Contracts. Each Contract related to any Receivable sold or contributed by an Originator hereunder is effective to create, and has created, a legal, valid and binding obligation of the related Obligor to pay the outstanding balance of such Receivable, enforceable against the Obligor in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law, without being subject to any defense, deduction, offset or counterclaim and such Originator has fully performed its obligations under such Contract.

SECTION 5.25     Other Transaction Documents. Each representation and warranty made by each Originator under each other Transaction Document to which it is a party is true and correct in all material respects (or if already qualified by materiality or Material Adverse Effect, in all respects) as of the date when made.

SECTION 5.26     Reaffirmation of Representations and Warranties by each Originator. On each day that a new Receivable is sold or contributed to the Company hereunder, such Originator shall be deemed to have certified that all representations and warranties of such Originator hereunder are true and correct in all material respects (or if already qualified by materiality or Material Adverse Effect, in all respects) on and as of such day as though made on and as of such day, except for representations and warranties which apply as to an earlier date (in which case such representations and warranties shall be true and correct in all material respects (or if already qualified by materiality or Material Adverse Effect, in all respects) as of such date).

ARTICLE VI

COVENANTS OF THE ORIGINATORS

SECTION 6.1     Covenants of the Originators. At all times from the Closing Date until the Final Payout Date, each Originator will, unless the Administrative Agent, the Majority Group Agents, and the Company shall otherwise consent in writing, perform the following covenants:

(a)    Existence. Each Originator will preserve and maintain its legal existence, rights, franchises, qualifications and privileges except where the failure to preserve and maintain such existence, rights, franchises, qualifications and privileges could not reasonably be expected to result in a Material Adverse Effect.

(b)    Financial Reporting. Each Originator will maintain a system of accounting established and administered in accordance with GAAP, and each Originator shall furnish to the Company, the Administrative Agent and each Group Agent such information regarding the operations, business affairs and financial condition of such Originator as the Company, the Administrative Agent or any Group Agent may from time to time reasonably request, including any information available to such Originator as the Company, the Administrative Agent or any Group Agent may from time to time reasonably request in order to protect the interests of the Company and the Administrative Agent as the Company’s assignee.

(c)    Notices. Each Originator will notify the Company, the Administrative Agent and each Group Agent in writing of any of the following events promptly upon (but in no event later than two (2) Business Days after (other than with respect to clause (v) below)) a Financial Officer or other officer of such Originator learning of the occurrence thereof:

(i)    Notice of Purchase and Sale Termination Events, Unmatured Purchase and Sale Termination Events, Events of Default or Unmatured Events of Default. A statement of a Financial Officer of such Originator setting forth details of any Purchase and Sale Termination Event (as defined in Section 8.1), Unmatured Purchase and Sale Termination Event (as defined in Section 8.1), Event of Default or Unmatured Event of Default that has occurred and is continuing and the action which the applicable Originator has taken or proposes to take with respect thereto.

(ii)    Litigation. The institution of any litigation, arbitration proceeding or governmental proceeding with respect to such Originator which could reasonably be expected to have a Material Adverse Effect.

(iii)    Adverse Claim. (A) Any Person shall obtain an Adverse Claim upon the Receivables or Related Rights or any material portion thereof, (B) any Person other than the Company, the Servicer or the Administrative Agent shall obtain any rights or direct any action with respect to any Collection Account (or related Lock-Box) or (C) any Obligor shall receive any change in payment instructions with respect to Receivable(s) from a Person other than the Company, the Originators at the request of the Company, the Servicer or the Administrative Agent. which is not acknowledged by the applicable Obligor as fraudulent or ineffective

(iv)    Name Changes. At least thirty (30) days before any change in any Originator’s or the Company’s name, jurisdiction of organization or any other change requiring the amendment of UCC financing statements, a notice setting forth such changes and the effective date thereof.

(v)    Change in Accountants or Accounting Policy. Any change in (i) the external accountants of such Originator or (ii) any material accounting policy of any Originator that is relevant to the transactions contemplated by this Agreement or any other Transaction Document (it being understood that any change to the manner in which any Originator accounts for the Receivables shall be deemed “material” for such purpose).

(vi)    Material Adverse Change. Any Material Adverse Effect with respect to such Originator.

(d)    Conduct of Business. Each Originator will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted, and will do all things necessary to remain duly organized, validly existing and in good standing as a domestic organization in its jurisdiction of organization and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted if the failure to have such authority could reasonably be expected to have a Material Adverse Effect.

(e)    Compliance with Laws. Each Originator will comply with all Applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.

(f)    Furnishing of Information and Inspection of Receivables. Each Originator will furnish or cause to be furnished to the Company, the Administrative Agent and each Group Agent from time to time such information with respect to the Receivables and Related Rights as the Company, the Administrative Agent, any Group Agent or any Lender may reasonably request. Each Originator will, at such Originator’s expense, during regular business hours with reasonable prior written notice (i) permit the Company, the Administrative Agent and each Group Agent or their respective agents or representatives to (A) examine and make copies of and abstracts from all books and records relating to the Pool Receivables or Related Rights, (B) visit the offices and properties of such Originator for the purpose of examining such books and records and (C) discuss matters relating to the Pool Receivables, the Related Rights or such Originator’s performance hereunder or under the other Transaction Documents to which it is a party with any of the officers, directors or employees of such Originator (provided that representatives of such Originator are present during such discussions) having knowledge of such matters and (ii) without limiting the provisions of clause (i) above, during regular business hours, at such Originator’s expense, upon reasonable prior written notice from the Company or the Administrative Agent, permit certified public accountants or other auditors acceptable to the Company or the Administrative Agent, to conduct a review of its books and records with respect to such Pool Receivables and Related Rights; provided, that such Originator shall be required to reimburse the Company, the Administrative Agent or any Group Agent for only one (1) such review pursuant to clause (ii) above in any twelve-month period, unless an Event of Default has occurred and is continuing.

(g)    Payments on Receivables, Collection Accounts. Each Originator will, on and after the Initial Funding Date, instruct all Obligors to deliver payments on the Pool Receivables (other than Foreign Currency Receivables) to a Collection Account or, solely with respect to Physical Check Obligors, to a Lock-Box or directly to the Servicer or the applicable Originator. Each Originator will, at all times, maintain such books and records necessary to identify Collections received from time to time on Pool Receivables and to segregate such Collections from other property of such Originator. If any payments on the Pool Receivables (other than Foreign Currency Receivables) or other Collections are received by an Originator, the Company or the Servicer, it shall hold such payments in trust for the benefit of the Administrative Agent, the Group Agents, the Lenders and the other Secured Parties and promptly (but in any event within two (2) Business Day after receipt) remit such funds into a Collection Account. If at any time after the Closing Date funds other than Collections on Pool Receivables and Related Rights are deposited into any Collection Account, such Originator will, within two (2) Business Days identify and transfer such funds to the appropriate Person entitled to such funds. The Originators will not, and will not permit the Servicer or any other Person to, commingle Collections or other funds to which the Company, the Administrative Agent, any Group Agent or any other Secured Party is entitled, with any other funds. The Originators shall only add a Collection Account (or a related Lock-Box) or a Collection Account Bank to those listed on Schedule II to the Receivables Financing Agreement, if the Administrative Agent has received notice of such addition and an executed and acknowledged copy of an Account Control Agreement (or an amendment thereto) in form and substance reasonably acceptable to the Administrative Agent from the applicable Collection Account Bank. An Originator shall only terminate a Collection Account Bank or close a Collection Account (or a related Lock-Box) with the prior written consent of the Administrative Agent. Each Originator shall ensure that no disbursements are made from any Collection Account, other than such disbursements that are made at the direction and for the account of the Company.

(h)    Sales, Liens, etc. Except as otherwise provided herein, no Originator will sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (including, without limitation, the filing of any financing statement) or with respect to, any Pool Receivable or Related Rights, or assign any right to receive income in respect thereof.

(i)    Extension or Amendment of Pool Receivables. Except as otherwise permitted in Section 9.02 of the Receivables Financing Agreement, no Originator will, or will permit the Servicer to, alter the delinquency status or adjust the Outstanding Balance or otherwise modify the terms of any Pool Receivable in any material respect, or amend, modify or waive, in any material respect, any term or condition of any related Contract that affects or could affect any Pool Receivable. Each Originator shall at its expense, timely and fully perform and comply in all material respects with all provisions, covenants and other promises required to be observed by it under the Contracts related to the Pool Receivables, and timely and fully comply with the Credit and Collection Policy with regard to each Pool Receivable and the related Contract.

(j)    Change in Credit and Collection Policy. No Originator will make any material change in the Credit and Collection Policy without the prior written consent of the Administrative Agent. Promptly following any change in the Credit and Collection Policy, such Originator will deliver a copy of the updated Credit and Collection Policy to the Company, the Administrative Agent and each Group Agent.

(k)    Fundamental Changes. No Originator shall make any change in such Originator’s name or location or make any other change in such Originator’s identity or corporate structure that could impair or otherwise render any UCC financing statement filed in connection with this Agreement or any other Transaction Document “seriously misleading” as such term (or similar term) is used in the applicable UCC, in each case, unless the Company, the Administrative Agent and each Group Agent have each (A) received at least 30 days’ prior written notice thereof, (B) received such other information and documentation as may reasonably be requested by the Company, the Administrative Agent or the Group Agents for purposes of compliance with Applicable Laws, (C) received executed copies of all documents, certificates and opinions (including opinions relating to UCC matters) as the Company, the Administrative Agent or the Majority Group Agents shall reasonably request and (D) been reasonably satisfied that all other action to perfect and protect the interests of the Company and the Administrative Agent, on behalf of the Secured Parties, in and to the Receivables to be sold or contributed by it hereunder and the Related Rights, as reasonably requested by the Company, the Administrative Agent or the Majority Group Agents shall have been taken by, and at the expense of, such Originator (including the filing of any UCC financing statements, the receipt of certificates and other requested documents from public officials and all such other actions required pursuant to Section 7.3).

(l)    Books and Records. Each Originator shall maintain and implement (or cause the Servicer to maintain and implement) administrative and operating procedures (including an ability to recreate records evidencing Pool Receivables and related Contracts in the event of the destruction of the originals thereof), and keep and maintain (or cause the Servicer to keep and maintain) all documents, books, records, computer tapes and disks and other information reasonably necessary or advisable for the collection of all Pool Receivables (including records adequate to permit the daily identification of each Pool Receivable and all Collections of and adjustments to each existing Pool Receivable).

(m)    Security Interest, Etc. Each Originator shall (and shall cause the Servicer to), at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable ownership or security interest in the Pool Receivables, the Related Rights and Collections with respect thereto, and a first priority perfected security interest in the Receivables and the Related Rights, in each case free and clear of any Adverse Claim, in favor of the Company (and the Administrative Agent (on behalf of the Secured Parties), as the Company’s assignee), including taking such action to perfect, protect or more fully evidence the security interest of the Company (and the Administrative Agent (on behalf of the Secured Parties), as the Company’s assignee) as the Company, the Administrative Agent or any Secured Party may reasonably request. In order to evidence the security interests of the Company under this Agreement, each Originator shall, from time to time take such action, or execute and deliver such instruments as may be necessary (including, without limitation, such actions as are reasonably requested by the Company or the Administrative Agent, as the Company’s assignee) to maintain and perfect, as a first-priority interest, the Company’s (and the Administrative Agent’s (on behalf of the Secured Parties), as the Company’s assignee) security interest in the Pool Receivables, Related Rights and Collections. Such Originator shall, from time to time and within the time limits established by applicable law, prepare and present to the Administrative Agent for the Administrative Agent’s authorization and approval, all financing statements, amendments, continuations or initial financing statements in lieu of a continuation statement, or other filings necessary to continue, maintain and perfect the Company’s (and the Administrative Agent’s, as the Company’s assignee) security interest as a first-priority interest. The Administrative Agent’s approval of such filings shall authorize such Originator to file such financing statements under the UCC without the signature of the Company, any Originator or the Administrative Agent where allowed by Applicable Law. Notwithstanding anything else in the Transaction Documents to the contrary, such Originator shall not have any authority to file a termination, partial termination, release, partial release, or any amendment that deletes the name of a debtor or excludes collateral of any such financing statements filed in connection with the Transaction Documents, without the prior written consent of the Administrative Agent.

(n)    Further Assurances. (i) Each Originator hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Company or the Administrative Agent may reasonably request, to perfect, protect or more fully evidence the transfers made hereunder and the security interest granted pursuant to this Agreement or any other Transaction Document, or to enable the Company or the Administrative Agent (on behalf of the Secured Parties) to exercise and enforce their respective rights and remedies under this Agreement and the other Transaction Documents. Without limiting the foregoing, each Originator hereby authorizes, and will, upon the request of the Company or the Administrative Agent, at such Originator’s own expense, execute (if necessary) and file such financing statements or continuation statements, or amendments thereto, and such other instruments and documents, that may be necessary or desirable, or that the Company or the

Administrative Agent may reasonably request, to perfect, protect or evidence any of the foregoing. Upon the occurrence and during the continuance of an Event of Default, each Originator shall take such actions and provide such documentation (and hereby authorizes the Administrative Agent to do the same) as may be requested by the Administrative Agent in order to satisfy the requirements of the Assignment of Claims Act of 1940, and any similar state legislation, with respect to any Receivable the Obligor of which is a United States federal, state or local Governmental Authority.

(ii) Each Originator authorizes the Company, the Servicer or the Administrative Agent to file financing statements, continuation statements and amendments thereto and assignments thereof, relating to the Receivables, the Related Rights, the related Contracts, Collections with respect thereto and the other Collateral without the signature of such Originator. A photocopy or other reproduction of this Agreement shall be sufficient as a financing statement where permitted by law.

(o)    Mergers, Acquisitions, Sales, etc. No Originator shall (i) be a party to any merger, consolidation or other restructuring, except a merger, consolidation or other restructuring where the Company, the Administrative Agent and each Group Agent have each (A) received 30 days’ prior notice thereof, (B) received such other information and documentation as may reasonably be requested by the Company, the Administrative Agent and each Group Agent for purposes of compliance with Applicable Laws, (C) received executed copies of all documents, certificates and opinions (including opinions relating to bankruptcy, insolvency, and UCC matters) as the Company, the Administrative Agent and the Majority Group Agents shall reasonably request and (D) been satisfied that all other action to perfect and protect the interests of the Company and the Administrative Agent, on behalf of the Secured Parties, in and to the Receivables to be sold or contributed by it hereunder and the Related Rights, as reasonably requested by the Company, the Administrative Agent or the Majority Group Agents shall have been taken by, and at the expense of, such Originator (including the filing of any UCC financing statements, the receipt of certificates and other requested documents from public officials and all such other actions required pursuant to Section 7.3) or (ii) directly or indirectly sell, transfer, assign, convey or lease (A) whether in one or a series of transactions, all or substantially all of its assets or (B) any Receivables or any interest therein (other than pursuant to this Agreement).

(p)    Receivables Not to Be Evidenced by Promissory Notes or Chattel Paper. No Originator shall take any action to cause or permit any Receivable created, acquired or originated by it to become evidenced by any “instrument” or “chattel paper” (as defined in the applicable UCC) without the prior written consent of the Company, the Administrative Agent and the Majority Group Agents.

(q)    Anti-Money Laundering/International Trade Law Compliance. Such Originator will not become a Sanctioned Person. Such Originator, either in its own right or through any third party, will not (a) have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person; (b) do business in or with, or derive any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person; (c) engage in any dealings or transactions prohibited by any Anti-Terrorism Law or (d)

use the proceeds of any sale or contribution of the Receivables to fund any operations in, finance any investments or activities in, or, make any payments to, a Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law. Such Originator shall comply with all Anti-Terrorism Laws applicable to it. Such Originator shall promptly notify the Company, the Administrative Agent and each Lender in writing upon the occurrence of a Reportable Compliance Event.

(r)    Legend. Each Originator shall identify (or cause the Servicer to identify) its master data processing records relating to the Pool Receivables and related Contracts with a legend that indicates that the Pool Receivables have been sold or contributed and/or pledged in accordance with this Agreement and the Receivables Financing Agreement.

(s)    Insurance. Such Originator will maintain in effect, at such Originator’s expense, such casualty and liability insurance as such Originator deems appropriate in its good faith business judgment.

SECTION 6.2     Substantive Consolidation. Each Originator hereby acknowledges that the transactions contemplated by this Agreement and the other Transaction Documents are being entered into in reliance upon the Company’s identity as a legal entity separate from such Originator and its Affiliates. Therefore, each Originator shall take all steps specifically required by this Agreement and the other Transaction Documents or reasonably required by the Company, the Administrative Agent, any Group Agent or any Lender to continue the Company’s identity as a separate legal entity and to make it apparent to third Persons that the Company is an entity with assets and liabilities distinct from those of such Originator, its Affiliates and any other Person, and is not a division of such Originator, its Affiliates or any other Person. Without limiting the generality of the foregoing and in addition to and consistent with the other covenants set forth herein, such Originator shall take such actions as shall be required in order that:

(a)    such Originator shall maintain separate records and books of account from the Company and otherwise will observe corporate formalities;

(b)    the financial statements and books and records of such Originator shall be prepared after the date of creation of the Company to reflect and shall reflect the separate existence of the Company; provided, that the Company’s assets and liabilities may be included in a consolidated financial statement issued by an Affiliate of the Company; provided, however, that any such consolidated financial statement or the notes thereto shall make clear that the Company’s assets are not available to satisfy the obligations of such Affiliate;

(c)    except as contemplated hereby or permitted by the Receivables Financing Agreement, (i) such Originator shall maintain its assets (including deposit accounts) separately from the assets (including deposit accounts) of the Company and (ii) the Company’s assets, and records relating thereto, have not been, are not, and shall not be, commingled with those of any Originator;

(d)    such Originator shall not act as an agent for the Company, other than in the capacity of the Servicer or a Sub-Servicer, as applicable;

(e)    such Originator shall not conduct any of the business of the Company in its own name (except in the capacity of the Servicer or a of Sub-Servicer, as applicable);

(f)    other than with respect to initial organization expenses, such Originator shall not pay any liabilities of the Company out of its own funds or assets;

(g)    except as contemplated by the Transaction Documents, such Originator shall maintain an arm’s-length relationship with the Company;

(h)    such Originator shall not assume or guarantee or become obligated for the debts of the Company or hold out its credit as being available to satisfy the obligations of the Company;

(i)    such Originator shall not acquire obligations of the Company (other than the Subordinated Notes);

(j)    such Originator shall allocate fairly and reasonably overhead or other expenses that are properly shared with the Company;

(k)    such Originator shall identify and hold itself out as a separate and distinct entity from the Company;

(l)    such Originator shall correct any known misunderstanding respecting its separate identity from the Company;

(m)    such Originator shall not enter into, or be a party to, any transaction with the Company, except in the ordinary course of its business and on terms which could be obtained in a comparable arm’s-length transaction with an unrelated third party; and

(n)    such Originator shall not pay the salaries of the Company’s employees, if any.

ARTICLE VII

ADDITIONAL RIGHTS AND OBLIGATIONS

IN RESPECT OF RECEIVABLES

SECTION 7.1     Rights of the Company. Each Originator hereby authorizes the Company and the Servicer or their respective designees or assignees under the Receivables Financing Agreement (including, without limitation, the Administrative Agent) to take any and all steps in such Originator’s name reasonably necessary or desirable, in their respective determination, to collect all amounts due under any and all Receivables sold, contributed or otherwise conveyed or purported to be conveyed by it hereunder, including, without limitation, endorsing the name of such Originator on checks and other instruments representing Collections and enforcing such Receivables and the provisions of the related Contracts that concern payment and/or enforcement of rights to payment; provided, however, the Administrative Agent or any other assignee under this Agreement shall not take any of the foregoing actions unless a Purchase and Sale Termination Event or an Event of Default has occurred and is continuing.

SECTION 7.2     Responsibilities of the Originators. Anything herein to the contrary notwithstanding:

(a)    Each Originator shall perform its obligations hereunder, and the exercise by the Company or its designee of its rights hereunder shall not relieve such Originator from such obligations.

(b)    None of the Company, the Servicer, the Group Agents, or the Administrative Agent shall have any obligation or liability to any Obligor or any other third Person with respect to any Receivables, Contracts related thereto or any other related agreements, nor shall the Company, the Servicer, the Group Agents, or the Administrative Agent be obligated to perform any of the obligations of any Originator thereunder.

(c)    Each Originator hereby grants to the Administrative Agent an irrevocable power of attorney, with full power of substitution, coupled with an interest, during the occurrence and continuation of an Event of Default to take in the name of such Originator all steps necessary or advisable to endorse, negotiate or otherwise realize on any writing or other right of any kind held or transmitted by such Originator or transmitted or received by the Company (whether or not from such Originator) in connection with any Receivable sold, contributed or otherwise conveyed or purported to be conveyed by it hereunder or Related Right.

SECTION 7.3     Further Action Evidencing Purchases. Each Originator agrees that from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further action that the Company, the Servicer, or the Administrative Agent may reasonably request in order to perfect, protect or more fully evidence the Receivables and Related Rights purchased by or contributed to the Company hereunder, or to enable the Company to exercise or enforce any of its rights hereunder or under any other Transaction Document. Without limiting the generality of the foregoing, upon the request of the Company or the Administrative Agent, such Originator will execute (if applicable), authorize and file such financing or continuation statements, or amendments thereto or assignments thereof, and such other instruments or notices, as may be necessary or appropriate.

Each Originator hereby authorizes the Company or its designee or assignee (including, without limitation, the Administrative Agent) to file one or more financing or continuation statements, and amendments thereto and assignments thereof, without the signature of such Originator, relative to all or any of the Receivables and Related Rights sold, contributed or otherwise conveyed or purported to be conveyed by it hereunder, whether now existing or hereafter generated by such Originator. If any Originator fails to perform any of its agreements or obligations under this Agreement, the Company or its designee or assignee (including, without limitation, the Administrative Agent) may (but shall not be required to) itself perform, or cause the performance of, such agreement or obligation, and the expenses of the Company or its designee or assignee (including, without limitation, the Administrative Agent) incurred in connection therewith shall be payable by such Originator.

SECTION 7.4     Application of Collections. Any payment by an Obligor in respect of any indebtedness owed by it to any Originator shall, except as otherwise specified by such Obligor, required under the related contract with respect to such indebtedness, or required by applicable law and unless otherwise instructed by the Servicer (with the prior written consent of the Administrative Agent) or the Administrative Agent, be applied as a Collection of any Receivable or Receivables of such Obligor to the extent of any amounts then due and payable thereunder (applied in order from the oldest outstanding Receivable to the newest outstanding Receivable) before being applied to any other indebtedness of such Obligor.

ARTICLE VIII

PURCHASE AND SALE TERMINATION EVENTS

SECTION 8.1     Purchase and Sale Termination Events. Each of the following events or occurrences described in this Section 8.1 shall constitute a “Purchase and Sale Termination Event” (each event which with notice or the passage of time or both would become a Purchase and Sale Termination Event being referred to herein as an “Unmatured Purchase and Sale Termination Event”):

(a)    the Termination Date shall have occurred;

(b)    any Originator shall fail to make when due any payment or deposit to be made by it under this Agreement or any other Transaction Document to which it is a party and such failure shall continue unremedied for two (2) Business Days;

(c)    any representation or warranty made or deemed to be made by any Originator (or any of its officers) under or in connection with this Agreement, any other Transaction Document to which it is a party or any information or report delivered by an Originator pursuant hereto or thereto shall prove to have been incorrect or untrue in any material respect (or if already qualified by materiality or Material Adverse Effect, in all respects) when made or deemed made or delivered; or

(d)    any Originator shall fail to perform or observe any term, covenant or agreement under this Agreement or any other Transaction Document to which it is a party to be performed or observed by such Originator (other than any such failure which would constitute a Purchase and Sale Termination Event under clause (a) or (b) of this Section 8.1), and such failure, solely to the extent capable of cure, shall continue for ten (10) Business Days.

SECTION 8.2     Remedies.

(a)    Optional Termination. Upon the occurrence and during the continuation of a Purchase and Sale Termination Event, the Company, with the prior written consent of the Administrative Agent and the Majority Group Agents, shall have the option, by notice to the Originators (with a copy to the Administrative Agent and the Group Agents), to declare the Purchase Facility as terminated.

(b)    Remedies Cumulative. Upon any termination of the Purchase Facility pursuant to Section 8.2(a), the Company (and the Administrative Agent as the Company’s assignee) shall have, in addition to all other rights and remedies under this Agreement, all other rights and remedies provided under the UCC of each applicable jurisdiction and other applicable laws, which rights shall be cumulative.

ARTICLE IX

INDEMNIFICATION

SECTION 9.1     Indemnities by the Originators. Without limiting any other rights which the Company may have hereunder or under Applicable Law, each Originator jointly and severally hereby agrees to indemnify and hold harmless, on an after-tax basis, the Company (and its assigns, including the Administrative Agent) and each of its officers, directors, employees and agents (each of the foregoing Persons being individually called a “Purchase and Sale Indemnified Party”), on demand, from and against any and all damages, losses, claims, judgments, liabilities, penalties, Taxes, reasonable costs and expenses, (including Attorney Costs) (all of the foregoing being collectively called “Purchase and Sale Indemnified Amounts”) awarded against or incurred by any of them arising out of or as a result of the failure of such Originator to perform its obligations under this Agreement or any other Transaction Document, or arising out of the claims asserted against a Purchase and Sale Indemnified Party relating to the transactions contemplated herein or therein or the use of proceeds thereof or therefrom, excluding, only Purchase and Sale Indemnified Amounts to the extent, (i) a final non-appealable judgment of a court of competent jurisdiction holds that such Purchase and Sale Indemnified Amounts resulted from the gross negligence or willful misconduct by the Purchase and Sale Indemnified Party seeking indemnification, (ii) resulting from a claim brought by any Originator, the Servicer, or the Performance Guarantor against a Purchase and Sale Indemnified Party for breach in bad faith of such Purchase and Sale Indemnified Party’s obligations hereunder or under any other Transaction Document, if such party has obtained a final and nonappealable judgment in its favor on such claim against the Purchase and Sale Indemnified Party as determined by a court of competent jurisdiction (iii) due to Pool Receivables that are uncollectible solely on account of the insolvency, bankruptcy, lack of creditworthiness or other financial inability to pay of the related Obligor or otherwise due to the credit risk of the Obligor and for which reimbursement would constitute recourse to any Originator, for uncollectible Receivables or (iv) such Purchase and Sale Indemnified Amounts include Taxes imposed or based on, or measured by, the gross or net income or receipts of such Purchase and Sale Indemnified Party by the jurisdiction under the laws of which such Purchase and Sale Indemnified Party is organized (or any political subdivision thereof); provided, that nothing contained in this sentence shall limit the liability of such Originator or limit the recourse of any Purchase and Sale Indemnified Party to such Originator for any amounts otherwise specifically provided to be paid by such Originator hereunder. Without limiting the foregoing indemnification, but subject to the limitations set forth in clauses (i), (ii) and (iii) of the previous sentence, each Originator jointly and severally shall indemnify each Purchase and Sale Indemnified Party for Purchase and Sale Indemnified Amounts relating to or resulting from:

(a)    any representation, warranty or statement made or deemed made by such Originator (or any officer of such Originator) under or in connection with this Agreement or any of the other Transaction Documents, or any information or report delivered by or on behalf of such Originator pursuant hereto or thereto which shall have been untrue or incorrect when made or deemed made;

(b)    the failure by such Originator to comply with its covenants, obligations and agreements contained in this Agreement or any other Transaction Document or with any Applicable Law with respect to any Pool Receivable or the related Contract; or the failure of any Pool Receivable or the related Contract to conform to any such Applicable Law;

(c)    the failure of any Receivable sold or contributed by such Originator included in the calculation of Net Receivables Pool Balance as an Eligible Receivable to be an Eligible Receivable at such time;

(d)    the transfer by such Originator of any interest in any Pool Receivable or Related Right other than the transfer of any Pool Receivable and Related Rights to the Company pursuant to this Agreement and the grant of a security interest to the Company pursuant to this Agreement;

(e)    the lack of an enforceable ownership interest, or a first priority perfected lien, in the Pool Receivables (and all Related Rights) originated by such Originator against all Persons (including any bankruptcy trustee or similar Person), in either case, free and clear of any Adverse Claim;

(f)    the failure to have filed, or any delay in filing, financing statements, financing statement amendments, continuation statements or other similar instruments or documents under the UCC of any applicable jurisdiction or other Applicable Laws with respect to any Pool Receivable or the Related Rights;

(g)    any suit or claim related to the Pool Receivables originated by such Originator (including any products liability or environmental liability claim arising out of or in connection with the property, products or services that are the subject of any Pool Receivable originated by such Originator);

(h)    any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Pool Receivable (including a defense based on such Pool Receivable or the related Contract not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from or relating to collection activities with respect to such Pool Receivable or any other claim resulting from the sale of goods or the rendering of services related to such Pool Receivable or the furnishing or failure to furnish any such goods or services or other similar claim or defense not arising from the financial inability of any Obligor to pay undisputed indebtedness;

(i)    the commingling of Collections of Pool Receivables at any time with other funds;

(j)    the failure or delay to provide any Obligor with an invoice or other evidence of indebtedness;

(k)    any failure of such Originator to perform any of its duties or obligations in accordance with the provisions hereof and of each other Transaction Document related to Pool Receivables, or of such Originator to timely and fully comply with the Credit and Collection Policy in regard to each Pool Receivable;

(l)    any investigation, litigation or proceeding (actual or threatened) related to this Agreement or any other Transaction Document or in respect of any Pool Receivable or any Related Rights;

(m)    any claim brought by any Person other than a Purchase and Sale Indemnified Party arising from any activity by such Originator or any Affiliate of such Originator in servicing, administering or collecting any Pool Receivable; or

(n)    the failure by the Originator to pay when due any taxes, including, without limitation, material sales, excise or personal property taxes.

If for any reason the indemnification provided above in this Section 9.1 is unavailable to a Purchase and Sale Indemnified Party or is insufficient to hold such Purchase and Sale Indemnified Party harmless, then each Originator jointly and severally with each other Originator, shall contribute to the amount paid or payable by such Purchase and Sale Indemnified Party to the maximum extent permitted under applicable law.

ARTICLE X

MISCELLANEOUS

SECTION 10.1     Amendments, etc.

(a)    The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and executed by the Company and the Originators, with the prior written consent of the Administrative Agent and the Majority Group Agents.

(b)    No failure or delay on the part of the Company, the Servicer, any Originator or any third party beneficiary in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No notice to or demand on the Company, the Servicer or any Originator in any case shall entitle it to any notice or demand in similar or other circumstances. No waiver or approval by the Company or the Servicer under this Agreement shall, except as may otherwise be stated in such waiver or approval, be applicable to subsequent transactions. No waiver or approval under this Agreement shall require any similar or dissimilar waiver or approval thereafter to be granted hereunder.

(c)    The Transaction Documents contain a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter thereof and shall constitute the entire agreement among the parties hereto with respect to the subject matter thereof, superseding all prior oral or written understandings.

SECTION 10.2     Notices, etc. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including facsimile and email communication) and shall be delivered or sent by facsimile, email, or by overnight mail, to the intended party at the mailing or email address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto or in the case of the Administrative Agent and each Lender at its address for notices pursuant to the Receivables Financing Agreement. All such notices and communications shall be effective (i) if delivered by overnight mail, when received, and (ii) if transmitted by facsimile or email, when sent, receipt confirmed by telephone or electronic means.

SECTION 10.3     No Waiver; Cumulative Remedies. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, each Originator hereby authorizes the Company, the Administrative Agent and each Lender (collectively, the “Set-Off Parties”), at any time and from time to time, to the fullest extent permitted by law, to set off, against any obligations of such Originator to such Set-Off Party arising in connection with the Transaction Documents (including, without limitation, amounts payable pursuant to Section 9.1) that are then due and payable or that are not then due and payable but have accrued, any and all deposits (general or special, time or demand, provisional or final) at any time held by, and any and all indebtedness at any time owing by any Set-Off Party to or for the credit or the account of such Originator.

SECTION 10.4     Binding Effect; Assignability. This Agreement shall be binding upon and inure to the benefit of the Company and each Originator and their respective successors and permitted assigns. No Originator may assign any of its rights hereunder or any interest herein without the prior written consent of the Company, the Administrative Agent and each Group Agents except as otherwise herein specifically provided. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree. The rights and remedies with respect to any breach of any representation and warranty made by any Originator pursuant to Article V and the indemnification and payment provisions of Article IX and Section 10.6 shall be continuing and shall survive any termination of this Agreement.

SECTION 10.5     Governing Law. THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO ANY OTHERWISE APPLICABLE CONFLICTS OF LAW PRINCIPLES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK) EXCEPT TO THE EXTENT THAT THE PERFECTION OF A SECURITY INTEREST OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK.

SECTION 10.6     Costs, Expenses and Taxes. In addition to the obligations of the Originators under Article IX, each Originator, jointly and severally, agrees to pay on demand:

(a)    to the Company (and any successor and permitted assigns thereof) and any third-party beneficiary of the Company’s rights hereunder all reasonable and documented out-of-pocket costs and expenses in connection with the preparation, negotiation, execution, delivery and administration of this Agreement (together with all amendments, restatements, supplements, consents and waivers, if any, from time to time hereto), including, without limitation, (i) the reasonable Attorney Costs for the Company (and any successor and permitted assigns thereof) and any third-party beneficiary of the Company’s rights hereunder with respect thereto and with respect to advising any such Person as to their rights and remedies under this Agreement and the other Transaction Documents and (ii) subject to Section 6.1(f), reasonable and documented accountants’, auditors’ and consultants’ fees and expenses for the Company (and any successor and permitted assigns thereof) and any third-party beneficiary of the Company’s rights hereunder incurred in connection with the administration and maintenance of this Agreement or advising any such Person as to their rights and remedies under this Agreement or as to any actual or reasonably claimed breach of this Agreement or any other Transaction Document;

(b)    to the Company (and any successor and permitted assigns thereof) and any third-party beneficiary of the Company’s rights hereunder all reasonable and documented costs and expenses incurred by such Person in connection with the enforcement of any of their respective rights or remedies under the provisions of this Agreement and the other Transaction Documents; and

(c)    all stamp and other taxes and fees payable in connection with the execution, delivery, filing and recording of this Agreement or the other Transaction Documents to be delivered hereunder, and agrees to indemnify each Purchase and Sale Indemnified Party against any liabilities with respect to or resulting from any delay in paying or omitting to pay such taxes and fees.

SECTION 10.7     SUBMISSION TO JURISDICTION . (a) EACH PARTY HERETO HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN NEW YORK CITY, NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED, IN EACH CASE, IN SUCH NEW YORK STATE COURT OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. NOTHING IN THIS SECTION 10.7 SHALL AFFECT THE RIGHT OF THE ADMINISTRATIVE AGENT OR ANY OTHER CREDIT PARTY TO BRING ANY ACTION OR PROCEEDING AGAINST ANY ORIGINATOR OR THE SERVICER OR ANY OF THEIR RESPECTIVE PROPERTY IN THE COURTS OF OTHER JURISDICTIONS. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN

INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING. THE PARTIES HERETO AGREE THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(b)    EACH PARTY HERETO CONSENTS TO THE SERVICE OF ANY AND ALL PROCESS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES OF SUCH PROCESS TO IT AT ITS ADDRESS SPECIFIED HEREIN. NOTHING IN THIS SECTION 10.7 SHALL AFFECT THE RIGHT OF ANY PARTY TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

SECTION 10.8     WAIVER OF JURY TRIAL . EACH PARTY HERETO HEREBY WAIVES, TO THE MAXIMUM EXTENT PERMITTED BY APPLICABLE LAW, TRIAL BY JURY IN ANY JUDICIAL PROCEEDING INVOLVING, DIRECTLY OR INDIRECTLY, ANY MATTER (WHETHER SOUNDING IN TORT, CONTRACT OR OTHERWISE) IN ANY WAY ARISING OUT OF, RELATED TO, OR CONNECTED WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT.

SECTION 10.9     Captions and Cross References; Incorporation by Reference. The various captions (including, without limitation, the table of contents) in this Agreement are included for convenience only and shall not affect the meaning or interpretation of any provision of this Agreement. References in this Agreement to any underscored Article, Section, Schedule or Exhibit are to such Article, Section, Schedule or Exhibit of this Agreement, as the case may be. The Schedules and Exhibits hereto are hereby incorporated by reference into and made a part of this Agreement.

SECTION 10.10     Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. The parties agree to electronic contracting and signatures with respect to this Agreement. Delivery of an electronic signature to, or a signed copy of, this Agreement by facsimile, email or other electronic transmission shall be fully binding on the parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The words “execution,” “execute”, “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the other Transaction Documents (other than the Notes) shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Company, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Notwithstanding the foregoing, if the Company, the Administrative Agent or any Group Agent shall request manually signed counterpart signatures to this Agreement, the Company and each Originator hereby agrees to use its reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable (but in any event within 30 days of such request or such longer period as the requesting Company, Administrative Agent or Group Agent and the Company and the Originators may mutually agree).

SECTION 10.11     Acknowledgment and Agreement. By execution below, each Originator expressly acknowledges and agrees that all of the Company’s rights, title, and interests in, to, and under this Agreement (but not its obligations), shall be assigned by the Company to the Administrative Agent (for the benefit of the Secured Parties) pursuant to the Receivables Financing Agreement, and such Originator consents to such assignment. Each of the parties hereto acknowledges and agrees that the Secured Parties and the Administrative Agent are third party beneficiaries of the rights of the Company arising hereunder and under the other Transaction Documents to which such Originator is a party, and notwithstanding anything to the contrary contained herein or in any other Transaction Document, during the occurrence and continuation of an Event of Default under the Receivables Financing Agreement, the Administrative Agent, and not the Company, shall have the sole right to exercise all such rights and related remedies.

SECTION 10.12     No Proceeding. Each Originator hereby agrees that it will not institute, or join any other Person in instituting, against the Company any Insolvency Proceeding so long as any obligations of the Company pursuant to the Receivables Financing Agreement or any other Transaction Document remains outstanding and for at least one year and one day following the day on which such obligations are paid in full. Each Originator further agrees that notwithstanding any provisions contained in this Agreement to the contrary, the Company shall not, and shall not be obligated to, pay any amount in respect of any Subordinated Note or otherwise to such Originator pursuant to this Agreement unless the Company has received funds which may, subject to Section 4.01 of the Receivables Financing Agreement, be used to make such payment. Any amount which the Company does not pay pursuant to the operation of the preceding sentence shall not constitute a claim (as defined in §101 of the Bankruptcy Code) against or corporate obligation of the Company by such Originator for any such insufficiency unless and until the provisions of the foregoing sentence are satisfied. The agreements in this Section 10.12 shall survive any termination of this Agreement.

SECTION 10.13     Limited Recourse. Except as explicitly set forth herein, the obligations of the Company under this Agreement or any other Transaction Documents to which it is a party are solely the obligations of the Company. No recourse under any Transaction Document shall be had against, and no liability shall attach to, any officer, employee, director, or beneficiary, whether directly or indirectly, of the Company. The agreements in this Section 10.13 shall survive any termination of this Agreement.

SECTION 10.14     Severability. If any provision of this Agreement is held to be in conflict with any applicable statute or rule of law or is otherwise held to be unenforceable for any reason whatsoever, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

CONCENTRIX RECEIVABLES, INC.

By:	/s/ Steven L. Richie
Name:	Steven L. Richie
Title:	Corporate Secretary

Address: Concentrix Receivables, Inc.
201 E. 4th Street
Cincinnati, OH 45202
Attention: David Wiedwald

CONCENTRIX CORPORATION

By:	/s/ Steven L. Richie
Name:	Steven L. Richie
Title:	Executive Vice President, Legal

Address: Concentrix Corporation
201 E. 4th Street
Cincinnati, OH 45202
Attention: David Wiedwald

[Signature Page to Receivables Purchase Agreement]

Concentrix Services US, Inc., as an Originator

By:	/s/ Steven L. Richie
Name:	Steven L. Richie
Title:	Corporate Secretary

Address: Concentrix Services US, Inc.
201 E. 4th Street
Cincinnati, OH 45202
Attention: David Wiedwald

Concentrix CVG Corporation, as an Originator

By:	/s/ Steven L. Richie
Name:	Steven L. Richie
Title:	Corporate Secretary

Address: Concentrix CVG Corporation
201 E. 4th Street
Cincinnati, OH 45202
Attention: David Wiedwald

Concentrix CVG Delaware International Inc., as an Originator

By:	/s/ Steven L. Richie
Name:	Steven L. Richie
Title:	Corporate Secretary

Address: Concentrix CVG Delaware International Inc.
201 E. 4th Street
Cincinnati, OH 45202
Attention: David Wiedwald

[Signature Page to Receivables Purchase Agreement]

Concentrix CVG Customer Management Group Inc. as an Originator

By:	/s/ Steven L. Richie
Name:	Steven L. Richie
Title:	Corporate Secretary

Address: Concentrix CVG Customer Management Group Inc.
201 E. 4th Street
Cincinnati, OH 45202
Attention: David Wiedwald

Concentrix CVG CMG Insurance Services LLC, as an Originator

By:	/s/ Steven L. Richie
Name:	Steven L. Richie
Title:	Authorized Signatory

Address: Concentrix CVG CMG Insurance
Services LLC
201 E. 4th Street
Cincinnati, OH 45202
Attention: David Wiedwald

Encore Receivable Management, Inc, as an Originator

By:	/s/ Steven L. Richie
Name:	Steven L. Richie
Title:	Corporate Secretary

Address: Encore Receivable Management, Inc.
201 E. 4th Street
Cincinnati, OH 45202
Attention: David Wiedwald

[Signature Page to Receivables Purchase Agreement]

Concentrix Solutions Corporation, as an Originator

By:	/s/ Steven L. Richie
Name:	Steven L. Richie
Title:	Corporate Secretary

Address: Concentrix Solutions Corporation
201 E. 4th Street
Cincinnati, OH 45202
Attention: David Wiedwald

Concentrix Insurance Administration Solutions Corporation, as an Originator

By:	/s/ Steven L. Richie
Name:	Steven L. Richie
Title:	Corporate Secretary

Address: Concentrix Insurance Administration
Solutions Corporation
201 E. 4th Street
Cincinnati, OH 45202
Attention: David Wiedwald

[Signature Page to Receivables Purchase Agreement]

Schedule I

JURISDICTION OF ORGANIZATION OF THE ORIGINATORS

Originator	State of Organization
Concentrix Corporation	Delaware

Concentrix Services US, Inc.	Delaware

Concentrix CVG Corporation	Delaware

Concentrix CVG Delaware International Inc.	Delaware

Concentrix CVG Customer Management Group Inc.	Ohio

Concentrix CVG CMG Insurance Services LLC	Ohio

Encore Receivable Management, Inc.	Kansas

Concentrix Solutions Corporation	New York

Concentrix Insurance Administration Solutions Corporation	South Carolina

Schedule I-1

Schedule II

LOCATION OF BOOKS AND RECORDS OF THE ORIGINATORS

Originator	Location of Books and Records
Concentrix Corporation	201 East 4th Street, Cincinnati OH 45202

Concentrix Services US, Inc.	201 East 4th Street, Cincinnati OH 45202

Concentrix CVG Corporation	201 East 4th Street, Cincinnati OH 45202

Concentrix CVG Delaware International Inc.	201 East 4th Street, Cincinnati OH 45202

Concentrix CVG Customer Management Group Inc.	201 East 4th Street, Cincinnati OH 45202

Concentrix CVG CMG Insurance Services LLC	201 East 4th Street, Cincinnati OH 45202

Encore Receivable Management, Inc.	201 East 4th Street, Cincinnati OH 45202

Concentrix Solutions Corporation	201 East 4th Street, Cincinnati OH 45202

Concentrix Insurance Administration Solutions Corporation	201 East 4th Street, Cincinnati OH 45202

Schedule II-1

Schedule III

TRADE NAMES

Legal Name	Trade Names
Concentrix Corporation	Concentrix Global Holdings, Inc.

Concentrix Services US, Inc.	The Minacs Group (USA) Inc.

Concentrix CVG Corporation	Delta Merger Sub II, LLC Convergys Corporation

Concentrix CVG Delaware International Inc.	Stream International Inc.

Concentrix CVG Customer Management Group Inc.	Convergys Customer Management Group Inc.

Concentrix CVG CMG Insurance Services LLC	Convergys CMG Insurance Services LLC

Encore Receivable Management, Inc.	—

Concentrix Solutions Corporation	Concentrix Corporation

Concentrix Insurance Administration Solutions Corporation	—

Schedule III-1

Exhibit A

FORM OF PURCHASE REPORT

Originator:    [                     ]

Company:    [    ]

Purchase Report Date:

1.	Outstanding Balance of Receivables $

Purchased[/Accepted]:

2.	Fair Market Value Discount:

3.	Purchase Price (1 x 2) = $

4.	Reductions in the Purchase Price = $

5.	Net Purchase Price (3-4) = $

Exhibit A-1

Exhibit B

FORM OF SUBORDINATED NOTE

New York, New York

[            ], 20[    ]

FOR VALUE RECEIVED, the undersigned, Concentrix Receivables, Inc., a Delaware corporation (the “Company”), promises to pay to [                    ], a [                    ] (the “Originator”), on the terms and subject to the conditions set forth herein and in the Receivables Purchase Agreement referred to below, the aggregate unpaid Purchase Price of all Receivables purchased by the Company from the Originator pursuant to such Receivables Purchase Agreement, as such unpaid Purchase Price is shown in the records of the Servicer.

1.    Receivables Purchase Agreement. This Subordinated Note is one of the Subordinated Notes described in, and is subject to the terms and conditions set forth in, that certain Receivables Purchase Agreement dated as of October [        ], 2020 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”), among the Company, Concentrix Corporation, as Servicer and as an originator, the Originator, and the other originators from time to time party thereto. Reference is hereby made to the Receivables Purchase Agreement for a statement of certain other rights and obligations of the Company and the Originator.

2.    Definitions. Capitalized terms used (but not defined) herein have the meanings assigned thereto in the Receivables Purchase Agreement and in Section 1.01 of the Receivables Financing Agreement (as defined in the Receivables Purchase Agreement). In addition, as used herein, the following terms have the following meanings:

“Bankruptcy Proceedings” has the meaning set forth in clause (b) of paragraph 9 hereof.

“Final Maturity Date” means the date that is one year and one day after the Final Payout Date.

“Interest Period” means (a) initially the period commencing on the date of the initial advance under this note of any unpaid purchase for Receivables and ending on (but not including) the next Monthly Settlement Date and (b) thereafter, each period commencing on such Monthly Settlement Date and ending on (but not including) the next Monthly Settlement Date.

“LIBOR” means, with respect to any amount owing under this Subordinated Note for any Interest Period, at the discretion of the Originator either (a) the rate of interest determined by the Originator in accordance with its usual procedures (which determination shall be conclusive absent manifest error) to be the rate for deposits in Dollars as reported by Bloomberg Finance L.P. and shown on US0001M Screen as the composite offered rate for one month London interbank deposits (or, if such rate is no longer available on such screen, on any successor or substitute page of such service, or any successor to or substitute for such

Exhibit B-1	Receivables Purchase Agreement

service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Company from time to time for purposes of providing quotations of interest rates applicable to Dollar deposits in the London interbank market) at or about 11:00 a.m. (London time) on the Business Day which is two (2) Business Days prior to the first day of such applicable Interest Period or (b) the Euro-Rate for such Interest Period with respect to any Lender under the Receivables Financing Agreement as reported to the Servicer and selected by such Originator.

“Senior Interest Holders” means, collectively, the Lenders, the Group Agents, the Administrative Agent, the Borrower Indemnified Parties, the Servicer Indemnified Parties and the Affected Persons.

“Senior Interests” means, collectively, (i) the Aggregate Interest, (ii) the Aggregate Capital, (iii) the fees referred to in Section 2.03 of the Receivables Financing Agreement, (iv) all amounts payable pursuant to Sections 5.01, 5.02, 5.03, 13.01. 13.02 or 14.04 of the Receivables Financing Agreement and (v) all other obligations of the Company and the Servicer that are due and payable, to (a) the Lenders, the Group Agents, the Administrative Agent and their respective successors, permitted transferees and assigns arising in connection with the Transaction Documents and (b) any Borrower Indemnified Party, Servicer Indemnified Party or Affected Person arising in connection with the Receivables Financing Agreement or any other Transaction Document, in each case, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due, together with any and all interest accruing on any such amount after the commencement of any Bankruptcy Proceedings, notwithstanding any provision or rule of law that might restrict the rights of any Senior Interest Holder, as against the Company or anyone else, to collect such interest.

“Subordination Provisions” means, collectively, clauses (a) through (l) of paragraph 9 hereof.

3.    Interest. Subject to the Subordination Provisions set forth below, the Company promises to pay interest on this Subordinated Note as follows: to (but excluding) the date on which the entire aggregate unpaid Purchase Price is fully paid, the aggregate unpaid Purchase Price from time to time outstanding shall bear interest at a rate equal to LIBOR for the applicable Interest Period plus 1.5%.

4.    Interest Payment Dates. Subject to the Subordination Provisions set forth below, the Company shall pay accrued interest on this Subordinated Note for each Interest Period on each Monthly Settlement Date, and shall pay accrued interest on the amount of each principal payment made in cash on a date other than a Monthly Settlement Date at the time of such principal payment.

5.    Basis of Computation. Interest accrued hereunder shall be computed for the actual number of days elapsed on the basis of a 365- or 366-day year, as the case may be.

Exhibit B-2	Receivables Purchase Agreement

6.    Principal Payment Dates. Subject to the Subordination Provisions set forth below, payments of the principal amount of this Subordinated Note shall be made as follows:

(a)    The principal amount of this Subordinated Note shall be reduced by an amount equal to each payment deemed made pursuant to Section 3.3 of the Receivables Purchase Agreement.

(b)    The entire outstanding principal amount of this Subordinated Note shall be paid on the Final Maturity Date.

(c)    Subject to the Subordination Provisions set forth below, the principal amount of and accrued interest on this Subordinated Note may be prepaid by, and in the sole discretion of the Company, on any Business Day without premium or penalty.

7.    Payment Mechanics. All payments of principal and interest hereunder are to be made in lawful money of the United States of America in the manner specified in Article III of the Receivables Purchase Agreement.

8.    Enforcement Expenses. In addition to and not in limitation of the foregoing, but subject to the Subordination Provisions set forth below and to any limitation imposed by Applicable Law, the Company agrees to pay all expenses, including Attorney Costs, incurred by the Originator in seeking to collect any amounts payable hereunder which are not paid when due.

9.    Subordination Provisions. The Company covenants and agrees, and the Originator and any other holder of this Subordinated Note (collectively, the Originator and any such other holder are called the “Holder”), by its acceptance of this Subordinated Note, likewise covenants and agrees on behalf of itself and any Holder, that the payment of the principal amount of and interest on this Subordinated Note is hereby expressly subordinated in right of payment to the payment and performance of the Senior Interests to the extent and in the manner set forth in the following clauses of this paragraph 9:

(a)    No payment or other distribution of the Company’s assets of any kind or character, whether in cash, securities, or other rights or property, shall be made on account of this Subordinated Note except to the extent such payment or other distribution is (i) permitted under Section 6.03 of the Receivables Financing Agreement or (ii) made pursuant to clause (a) or (b) of paragraph 6 of this Subordinated Note;

(b)    In the event of any dissolution, winding up, liquidation, readjustment, reorganization or other similar event relating to the Company, whether voluntary or involuntary, partial or complete, and whether in bankruptcy, insolvency or receivership proceedings, or upon an assignment for the benefit of creditors, or any other marshalling of the assets and liabilities of the Company or any sale of all or substantially all of the assets of the Company other than as permitted by the Receivables Financing Agreement (such proceedings being herein collectively called “Bankruptcy Proceedings”), the Senior Interests shall first be paid and performed in full and in cash before the Holder shall be entitled to receive and to retain any payment or distribution in respect of this Subordinated Note. In order to implement the foregoing: (i) all payments and distributions of any kind or character in respect of this Subordinated Note to which the

Exhibit B-3	Receivables Purchase Agreement

Holder would be entitled except for this clause (b) shall be made directly to the Administrative Agent (for the benefit of the Senior Interest Holders); (ii) the Holder shall promptly file a claim or claims, in the form required in any Bankruptcy Proceedings, for the full outstanding amount of this Subordinated Note, and shall use commercially reasonable efforts to cause said claim or claims to be approved and all payments and other distributions in respect thereof to be made directly to the Administrative Agent (for the benefit of the Senior Interest Holders) until the Senior Interests shall have been paid and performed in full and in cash; and (iii) the Holder hereby irrevocably agrees that the Administrative Agent (acting on behalf of the Secured Parties), may in the name of the Holder or otherwise, demand, sue for, collect, receive and receipt for any and all such payments or distributions, and file, prove and vote or consent in any such Bankruptcy Proceedings with respect to any and all claims of the Holder relating to this Subordinated Note, in each case until the Senior Interests shall have been paid and performed in full and in cash;

(c)    In the event that the Holder receives any payment or other distribution of any kind or character from the Company or from any other source whatsoever, in respect of this Subordinated Note, other than as expressly permitted by the terms of this Subordinated Note, such payment or other distribution shall be received in trust for the Senior Interest Holders and shall be turned over by the Holder to the Administrative Agent (for the benefit of the Senior Interest Holders) forthwith. The Holder will mark its books and records so as clearly to indicate that this Subordinated Note is subordinated in accordance with the terms hereof. All payments and distributions received by the Administrative Agent in respect of this Subordinated Note, to the extent received in or converted into cash, may be applied by the Administrative Agent (for the benefit of the Senior Interest Holders) first to the payment of any and all expenses (including Attorney Costs) paid or incurred by the Senior Interest Holders in enforcing these Subordination Provisions, or in endeavoring to collect or realize upon this Subordinated Note, and any balance thereof shall, solely as between the Holder and the Senior Interest Holders, be applied by the Administrative Agent (in the order of application set forth in Section 4.01(a) of the Receivables Financing Agreement) toward the payment of the Senior Interests; but as between the Company and its creditors, no such payments or distributions of any kind or character shall be deemed to be payments or distributions in respect of the Senior Interests;

(d)    Notwithstanding any payments or distributions received by the Senior Interest Holders in respect of this Subordinated Note, while any Bankruptcy Proceedings are pending the Holder shall not be subrogated to the then existing rights of the Senior Interest Holders in respect of the Senior Interests until the Senior Interests have been paid and performed in full and in cash. If no Bankruptcy Proceedings are pending, the Holder shall only be entitled to exercise any subrogation rights that it may acquire (by reason of a payment or distribution to the Senior Interest Holders in respect of this Subordinated Note) to the extent that any payment arising out of the exercise of such rights would be permitted under Section 8.01(r) of the Receivables Financing Agreement;

Exhibit B-4	Receivables Purchase Agreement

(e)    These Subordination Provisions are intended solely for the purpose of defining the relative rights of the Holder, on the one hand, and the Senior Interest Holders on the other hand. Nothing contained in these Subordination Provisions or elsewhere in this Subordinated Note is intended to or shall impair, as between the Company, its creditors (other than the Senior Interest Holders) and the Holder, the Company’s obligation, which is unconditional and absolute, to pay the Holder the principal of and interest on this Subordinated Note as and when the same shall become due and payable in accordance with the terms hereof or to affect the relative rights of the Holder and creditors of the Company (other than the Senior Interest Holders);

(f)    The Holder shall not, until the Senior Interests have been paid and performed in full and in cash, (i) cancel, waive, forgive, transfer or assign, or commence legal proceedings to enforce or collect, or subordinate to any obligation of the Company, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, or now or hereafter existing, or due or to become due, other than the Senior Interests, this Subordinated Note or any rights in respect hereof or (ii) convert this Subordinated Note into an equity interest in the Company, unless the Holder shall, in either case, have received the prior written consent of the Administrative Agent and the Majority Group Agents;

(g)    The Holder shall not, without the advance written consent of the Administrative Agent and the Majority Group Agents, commence, or join with any other Person in commencing, any Bankruptcy Proceedings with respect to the Company until at least one year and one day shall have passed since the Senior Interests shall have been paid and performed in full and in cash;

(h)    If, at any time, any payment (in whole or in part) of any Senior Interest is rescinded or must be restored or returned by a Senior Interest Holder (whether in connection with Bankruptcy Proceedings or otherwise), these Subordination Provisions shall continue to be effective or shall be reinstated, as the case may be, as though such payment had not been made;

(i)    Each of the Senior Interest Holders may, from time to time, at its sole discretion, without notice to the Holder, and without waiving any of its rights under these Subordination Provisions, take any or all of the following actions: (i) retain or obtain an interest in any property to secure any of the Senior Interests; (ii) retain or obtain the primary or secondary obligations of any other obligor or obligors with respect to any of the Senior Interests; (iii) extend or renew for one or more periods (whether or not longer than the original period), alter or exchange any of the Senior Interests, or release or compromise any obligation of any nature with respect to any of the Senior Interests; (iv) amend, supplement, amend and restate, or otherwise modify any Transaction Document; and (v) release its security interest in, or surrender, release or permit any substitution or exchange for all or any part of any rights or property securing any of the Senior Interests, or extend or renew for one or more periods (whether or not longer than the original period), or release, compromise, alter or exchange any obligations of any nature of any obligor with respect to any such rights or property;

Exhibit B-5	Receivables Purchase Agreement

(j)    The Holder hereby waives: (i) notice of acceptance of these Subordination Provisions by any of the Senior Interest Holders; (ii) notice of the existence, creation, non-payment or non-performance of all or any of the Senior Interests; and (iii) all diligence in enforcement, collection or protection of, or realization upon, the Senior Interests, or any thereof, or any security therefor;

(k)    Each of the Senior Interest Holders may, from time to time, on the terms and subject to the conditions set forth in the Transaction Documents to which such Persons are party, but without notice to the Holder, assign or transfer any or all of the Senior Interests, or any interest therein; and, notwithstanding any such assignment or transfer or any subsequent assignment or transfer thereof, such Senior Interests shall be and remain Senior Interests for the purposes of these Subordination Provisions, and every immediate and successive assignee or transferee of any of the Senior Interests or of any interest of such assignee or transferee in the Senior Interests shall be entitled to the benefits of these Subordination Provisions to the same extent as if such assignee or transferee were the assignor or transferor; and

(l)    These Subordination Provisions constitute a continuing offer from the Holder to all Persons who become the holders of, or who continue to hold, Senior Interests; and these Subordination Provisions are made for the benefit of the Senior Interest Holders, and the Administrative Agent may proceed to enforce such provisions on behalf of each of such Persons.

10.    General. No failure or delay on the part of the Originator in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power or right preclude any other or further exercise thereof or the exercise of any other power or right. No amendment, modification or waiver of, or consent with respect to, any provision of this Subordinated Note shall in any event be effective unless (i) the same shall be in writing and signed and delivered by the Company and the Holder and (ii) all consents required for such actions under the Transaction Documents shall have been received by the appropriate Persons, including, for the avoidance of doubt, in the case of any such amendment, modification, waiver or consent, the consent of the Administrative Agent and the Majority Group Agents.

11.    Maximum Interest. Notwithstanding anything in this Subordinated Note to the contrary, the Company shall never be required to pay unearned interest on any amount outstanding hereunder and shall never be required to pay interest on the principal amount outstanding hereunder at a rate in excess of the maximum nonusurious interest rate that may be contracted for, charged or received under applicable federal or state law (such maximum rate being herein called the “Highest Lawful Rate”). If the effective rate of interest which would otherwise be payable under this Subordinated Note would exceed the Highest Lawful Rate, or if the holder of this Subordinated Note shall receive any unearned interest or shall receive monies that are deemed to constitute interest which would increase the effective rate of interest payable

Exhibit B-6	Receivables Purchase Agreement

by the Company under this Subordinated Note to a rate in excess of the Highest Lawful Rate, then (i) the amount of interest which would otherwise be payable by the Company under this Subordinated Note shall be reduced to the amount allowed by Applicable Law, and (ii) any unearned interest paid by the Company or any interest paid by the Company in excess of the Highest Lawful Rate shall be refunded to the Company. Without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received by the Originator under this Subordinated Note that are made for the purpose of determining whether such rate exceeds the Highest Lawful Rate applicable to the Originator (such Highest Lawful Rate being herein called the “Originator’s Maximum Permissible Rate”) shall be made, to the extent permitted by usury laws applicable to the Originator (now or hereafter enacted), by amortizing, prorating and spreading in equal parts during the actual period during which any amount has been outstanding hereunder all interest at any time contracted for, charged or received by the Originator in connection herewith. If at any time and from time to time (i) the amount of interest payable to the Originator on any date shall be computed at the Originator’s Maximum Permissible Rate pursuant to the provisions of the foregoing sentence and (ii) in respect of any subsequent interest computation period the amount of interest otherwise payable to the Originator would be less than the amount of interest payable to the Originator computed at the Originator’s Maximum Permissible Rate, then the amount of interest payable to the Originator in respect of such subsequent interest computation period shall continue to be computed at the Originator’s Maximum Permissible Rate until the total amount of interest payable to the Originator shall equal the total amount of interest which would have been payable to the Originator if the total amount of interest had been computed without giving effect to the provisions of the foregoing sentence.

12.    No Negotiation. This Subordinated Note is not negotiable.

13.    Governing Law. THIS SUBORDINATED NOTE, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK, BUT WITHOUT REGARD TO ANY OTHER CONFLICTS OF LAW PROVISIONS THEREOF).

14.    Captions. Paragraph captions used in this Subordinated Note are for convenience only and shall not affect the meaning or interpretation of any provision of this Subordinated Note.

Exhibit B-7	Receivables Purchase Agreement

IN WITNESS WHEREOF, the Company has caused this Subordinated Note to be executed as of the date first written above.

CONCENTRIX RECEIVABLES, INC.

By:
Name:
Title:

Exhibit B-8	Receivables Purchase Agreement

Exhibit C

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT, dated as of [                    ], 20[        ] (this “Agreement”) is executed by[                    ], a [                    ] organized under the laws of the State of [                    ] (the “Additional Originator”), with its principal place of business located at [                    ].

BACKGROUND:

A.    CONCENTRIX RECEIVABLES, INC., A DELAWARE CORPORATION (the “Company”) and the various entities from time to time party thereto, as Originators (collectively, the “Originators”), have entered into that certain Receivables Purchase Agreement, dated as of October [        ], 2020 (as amended, restated, supplemented or otherwise modified through the date hereof, and as it may be further amended, restated, supplemented or otherwise modified from time to time, the “Receivables Purchase Agreement”).

B.    The Additional Originator desires to become an Originator pursuant to Section 4.3 of the Receivables Purchase Agreement.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Additional Originator hereby agrees as follows:

SECTION 1.    Definitions. Capitalized terms used in this Agreement and not otherwise defined herein shall have the meanings assigned thereto in the Receivables Purchase Agreement or in the Receivables Financing Agreement (as defined in the Receivables Purchase Agreement).

SECTION 2.    Transaction Documents. The Additional Originator hereby agrees that it shall be bound by all of the terms, conditions and provisions of, and shall be deemed to be a party to (as if it were an original signatory to), the Receivables Purchase Agreement and each of the other relevant Transaction Documents. From and after the later of the date hereof and the date that the Additional Originator has complied with all of the requirements of Section 4.3 of the Receivables Purchase Agreement, the Additional Originator shall be an Originator for all purposes of the Receivables Purchase Agreement and all other Transaction Documents. The Additional Originator hereby acknowledges that it has received copies of the Receivables Purchase Agreement and the other Transaction Documents.

SECTION 3.    Representations and Warranties. The Additional Originator hereby makes all of the representations and warranties set forth in Article V (to the extent applicable) of the Receivables Purchase Agreement as of the date hereof (unless such representations or warranties relate to an earlier date, in which case as of such earlier date), as if such representations and warranties were fully set forth herein. The Additional Originator hereby represents and warrants that its “location” (as defined in the applicable UCC) is [                    ], and the

Exhibit C-1	Receivables Purchase Agreement

offices where the Additional Originator keeps all of its books and records concerning the Receivables and Related Rights is as follows:

[                         ]

[                         ]

[                         ]

SECTION 4.    Miscellaneous. This Agreement, including the rights and duties of the parties hereto, shall be governed by, and construed in accordance with, the laws of the State of New York (including Sections 5-1401 and 5-1402 of the General Obligations Law of the State of New York, but without regard to any other conflicts of law provisions thereof). This Agreement is executed by the Additional Originator for the benefit of the Company, and its assigns, and each of the foregoing parties may rely hereon. This Agreement shall be binding upon, and shall inure to the benefit of, the Additional Originator and its successors and permitted assigns.

[Signature Pages Follow]

Exhibit C-2	Receivables Purchase Agreement

IN WITNESS WHEREOF, the undersigned has caused this Agreement to be executed by its duly authorized officer as of the date and year first above written.

[NAME OF ADDITIONAL ORIGINATOR]

By:
Name:
Title:

Consented to:

CONCENTRIX RECEIVABLES, INC.

By:
Name:
Title:

Acknowledged by:

PNC BANK , N.A., as Administrative Agent

By:
Name:
Title:

[GROUP AGENTS]

By:
Name:
Title:

CONCENTRIX CORPORATION, as Servicer

By:
Name:
Title:

Exhibit C-3	Receivables Purchase Agreement